Exhibit 10.9.1

SECOND ADDENDUM TO AGREEMENT

Second Addendum to the Agreement (“Second Addendum”) dated April 9, 2024, shall supplement the Senior Mezzanine Loan Agreement dated as of March 27, 2024 (“Agreement”) by and between PNP Movie LLC (“Company”) and American Picture House Corporation (‘Lender”). In the event of a conflict between the terms hereof and the terms of the Agreement, the terms of this Second Addendum shall control. For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree to supplement the Agreement on the following terms and conditions as follows:

1.	Parties agree that Lender may lend an additional money to the Company under the following additional terms:

a.	Lender will lend the Company at least another Forty-Two Thousand Five Hundred Twenty- Five ($42,525.00 USD) upon the signing hereto (e.g., the Lender will wire Fifty Thousand Dollars ($50,000.00 USD) to the Company).

b.	Lender will utilize its “best efforts” to lend a total of Five Hundred Ninety-Seven Thousand Four Hundred Seventy-Five Dollars ($597,475.00 USD) to the Company; however, is not obligated to do so.

c.	The Parties agree to offer the Lender the opportunity to finance more of the film if in the event such need arizes.

d.	Furthermore, any further loans made by the Lender to the Company above the initial loan are subject to be returned to the Lender as per the Agreement plus a premium of Twenty Percent (20%), which amends the premium as in Section 2.2 of the Agreement.

e.	Parties agree that Lender shall be entitled to credit towards money lent to date and or reimbursement of all monies expended by the Lender on behalf of the Company.

f.	The Parties agree that Lender will be granted equity in the film pari passu with the film’s other financing participants.

2.	Parties agree that for its additional efforts hereto that the Lender will be entitled to two additional Executive Producer credits (“EP” credits”) on PEOPLE NOT PLACES and that one of these EP Credits will be issued to Juan Zambrano (“Zambrano”) and that Zambrano shall not be entitled to any fees thereby.

3.	Lender hereby acknowledges and agrees that with respect to positive prints of PEOPLE NOT PLACES (the Picture, Lender hereby expressly designates the following recipient(s) of allotted credit(s):

Juan Zambrano - “Executive-Producer”

as referenced in Section 4.1 of aforementioned Agreement.

4.	All other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and affirmed by the Parties.

5.	This Second Addendum may be executed in separate counterparts by the Parties, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or scan via e-mail (i.e., pdf) of an executed counterpart of a signature page to this Second Addendum shall be effective as delivery of an original executed counterpart of this Second Addendum.

IN WITNESS WHEREOF, the parties hereto have executed this Second Addendum as of the date first set forth above by their fully authorized representatives with full power and authority to enter into this agreement.

AGREED TO AND ACCEPTED BY:

PNP MOVIE LLC

/s/ Jeffrey Katz
By:	Jeffrey Katz, Managing Member
Its:	Authorized Signatory

AMERICAN PICTURE HOUSECORPORATION

/s/ Bannor Michael MacGregor
By:	Bannor Michael MacGregor, CEO
Its:	Authorized Signatory
Its: